H.J. GRUY AND ASSOCIATES, INC.
333 Clay Street, Suite 3850, Houston, Texas 77002 • TEL. (713) 739-1000 • FAX (713) 739-6112

Exhibit 23.1

CONSENT OF H.J. GRUY AND ASSOCIATES, INC.

We hereby consent to the use of the name H.J. Gruy and Associates, Inc. and of reference to H.J. Gruy and Associates, Inc. and to the inclusion of and references to our report, or information contained therein, dated January 31, 2012, prepared for Swift Energy Company Annual Report on Form 10-K for the year ended December 31, 2011, and to the incorporation by reference in the following Registration Statements on Form S-3: Numbers 333-112041, 333-12831, 333-143034, and 333-159341 and related Prospectuses, and the following Registration Statements on Form S-8: Numbers 333-156290, 333-147969, 333-134807, 333-130548, 333-167233, 333-112042, 333-67242, 333-45354, 033-80240, 033-80228, and 333-156288.

H.J. GRUY AND ASSOCIATES, INC.
By:	/s/ Marilyn Wilson
Marilyn Wilson, P.E. President and Chief Operating Officer

Houston, Texas
February 23, 2011

exhibit 23-1 Gruy Consent 2010 10-K.DOC
2/21/2012 1:58 PM